UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2015
JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principle Executive Offices)
(Zip Code)

417-235-6652
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 11, 2015, Jack Henry & Associates, Inc. (the "Company") filed a Notification of Late Filing on Form 12b-25 indicating that the filing of its Quarterly Report on Form 10-Q for the three months ended March 31, 2015 (the “Form 10-Q”) will be delayed until after the completion of a restatement of the Company's previously-filed financial statements included in the Company's Form 10-K for the fiscal year ended June 30, 2014 and in its Form 10-Q for the period ended September 30, 2014.
As anticipated, on May 19, 2015, the Company received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1) as a result of the Company’s delay in filing the Form 10-Q. Previously, the NASDAQ had granted the Company an exception until June 30, 2015 to file its delinquent Form 10-Q for the period ended December 31, 2014. As a result of this additional delinquency, the Company must submit by June 3, 2015 an update to its original plan to regain compliance with NASDAQ's filing requirements for continued listing.
The Company’s management and its independent registered accounting firm, Deloitte & Touche LLP, continue to work diligently to complete the restated financial statements, and the Company intends to regain compliance with the NASDAQ’s filing requirements.
The Company expects to file its Quarterly Report on Form 10-Q for the three months ended December 31, 2014 and March 31, 2015 as soon as practicable. The Company presently expects that the filings will be made by June 30, 2015.
The Company issued a press release on May 22, 2015 disclosing the Company’s receipt of the NASDAQ notification letter. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release issued on May 22, 2015 by Jack Henry & Associates, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	May 22, 2015	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer